UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2008

US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.	Other Event.

On July 29, 2008, US Dataworks, Inc. (the “Company”) reported that it had received a notice from The American Stock Exchange (“AMEX”) notifying the Company that, based on the Company’s Form 10-KSB for the year ended March 31, 2008, the Company is not in compliance with certain continued listing standards of the AMEX Company Guide (the “Notice”). As disclosed in the Company’s July 29, 2008 Form 8-K filing, the Company intends to submit a plan to AMEX advising AMEX of action it has taken, or will take, to bring it in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Company Guide within a maximum of 18 months from July 23, 2008 (the “Plan”). Pursuant to the Notice, the Company was required to submit the Plan by August 22, 2008. On August 15, 2008, AMEX granted the Company a one week extension to submit its Plan. If the Company does not submit the Plan on or before August 29, 2008, or the Plan is not accepted, the Company may be subject to delisting procedures. Additionally, if the Plan is accepted but the Company is not in compliance with any continued listing standards by January 22, 2010, the Company could be subject to delisting procedures.

The foregoing contains forward-looking statements regarding US Dataworks’ intent to submit a plan to AMEX, the timing of such submission and the potential outcomes regarding continued listing on AMEX. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to risks and uncertainty including risks related to, among other things, the Company’s ability to timely submit its plan, whether the plan will be approved, its ability to continue to comply with other continued listing standards and its ability to effect a reverse stock split. Actual results may differ materially from those in the forward-looking statements. For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-QSB. The Company undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DATAWORKS, INC.

Dated: August 19, 2008	By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer